                                                                  Exhibit 99.1


                       Lionbridge Technologies, Inc.
                            950 Winter Street
                       Waltham, Massachusetts 02451

                     SPECIAL MEETING OF STOCKHOLDERS
          TO BE HELD ON _____________, _______________, 2000

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Rory J. Cowan and Stephen J. Lifshatz and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation ("Lionbridge"), which the undersigned is entitled to vote at a Special Meeting of Stockholders of Lionbridge to be held on ______________, ______________, 2000, at 10:00 a.m. (local time) at Testa,
Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

           (Continued and to be dated and signed on reverse side)

SEE REVERSE SIDE                                             SEE REVERSE SIDE

/x/  Please mark votes as in this example.

     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified below, this proxy will be voted FOR such proposal.

     1. To approve the issuance of up to an estimated maximum of 8,201,082 shares of common stock of Lionbridge to stockholders and holders of convertible and subordinated debt of INT'L.com, Inc., a Delaware corporation ("INT'L.com"), as contemplated by the Amended and Restated Agreement and Plan of Reorganization, dated as of March 30, 2000, by and among the Lionbridge, LTI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Lionbridge, and INT'L.com, pursuant to which LTI Acquisition Corp. will be merged with and into INT'L.com, with INT'L.com being the surviving corporation (the "Merger").

         /  /  FOR         /  /  AGAINST         /  /  ABSTAIN

     2. To elect Claude P. Sheer to serve for a three-year term as a Class I Director of Lionbridge.

         /  /  FOR         /  /  WITHHELD

     3. To ratify selection of the firm of PricewaterhouseCoopers LLP, independent public accountants, as auditors for the fiscal year ending December 31, 2000.

         /  /  FOR         /  /  AGAINST          /  /  ABSTAIN

     4. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting, including without limitation, potential adjournments or postponements of the Meeting for the purpose of soliciting additional proxies in order to approve the proposed issuance of Lionbridge's common stock in connection with the Merger.

         /  /  FOR         /  /  AGAINST         /  /  ABSTAIN

MARK HERE FOR ADDRESS CHANGE
OR COMMENT AND NOTE AT LEFT  /  /

     The Lionbridge board of directors recommend that you vote FOR each of the proposals.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.

     The signature on this proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.


Signature:                                                Date:
           --------------------------------------------        ---------------


Signature:                                                Date:
           --------------------------------------------        ---------------